Exhibit 3.20

DATE:	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
03/30/2005	200508900122	DOMESTIC AGENT SUBSEQUENT	25.00	100.00	.00	.00	.00
		APPOINTMENT (AGS)

Receipt
This is not a bill. Please do not remit payment.

C.T. CORPORATION SYSTEM
17 S. HIGH STREET
JADE HINES
COLUMBUS, OH 43215
STATE OF OHIO
CERTIFICATE

Ohio Secretary of State, _______________

[Number]
It is hereby certified that the Secretary of State of Ohio has custody of the business records for

[Company]

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC AGENT SUBSEQUENT APPOINTMENT	______________

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this __th day of ______, A.D. ____.

United States of America	/s/ J. Kenneth Blackwell
State of Ohio
Office of the Secretary of State	Ohio Secretary of State

*200432001988*

DATE:	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
[ILLEGIBLE]/15/2004	200432001988	DOMESTIC ARTICLES/FOR PROFIT (ARF)	125.00	100.00	.00	.00	.00

Receipt
This is not a bill. Please do not remit payment.

BUCKINGHAM DOOLITTLE & BURROUGHS
JOSHUA J RAMEY
191 W NATIONWIDE #300
COLUMBUS, OH 43215

STATE OF OHIO
CERTIFICATE

Ohio Secretary of State, __________

___________

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

[Company]

and, that said business records show the filing and recording of:

Document(s):	Document No(s):
DOMESTIC ARTICLES/FOR PROFIT	______________

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 15th day of November, A.D. 2004.

United States of America	/s/ ______________
State of Ohio
Office of the Secretary of State	Ohio Secretary of State

	Prescribed by J. Kenneth Blackwell	Expedite this Form: (Select One)

	Ohio Secretary of State	Mail Form to one of the Following:
	Central Ohio: (614) 466-3910	U Yes	PO Box 1390
	Toll Free: 1-877-SOS-FILE (1-877-767-3453)		Columbus, OH 43216
*** Requires an additional fee of $100***
www.state.oh.us/sos		¡ No	PO Box 670
e-mail: busserv@sos.state.oh.us			Columbus, OH 43216

INITIAL ARTICLES OF INCORPORATION
(For Domestic Profit or Non-Profit)
Filing Fee $125.00

[ILLEGIBLE STAMP]

THE UNDERSIGNED HEREBY STATES THE FOLLOWING:

(CHECK ONLY ONE (1) BOX)
(1) ☑ Articles of Incorporation	(2) ☐ Articles of Incorporation	(3) ☐ Articles of Incorporation Professional
Profit	Non-Profit	(170-arp)
(113-ARF)	(114-ARN)	Profession
ORC 1701	ORC 1702	ORC1785

Complete the general Information in this section for the box checked above.

FIRST: Name of Corporation		[Company]

SECOND: Location	Wadsworth	Medina
	(City)	(County)

Effective Date (Optional)		Date specified can be no more than 9O days after date of filing. If a date is
	(mm/dd/yyyy)	specified, the date must be a date on or after the date of filing.

☐ Check here if additional provisions are attached

Complete the information in this section if box (2) or (3) is checked. Completing this section is optional if box (1) is checked.
THIRD:	Purpose for which corporation is formed

Complete the information in this section if box (1) or (3) is checked.

FOURTH: The number of shares which the corporation is authorized to have outstanding (Please state if shares are common or preferred
and their par value if any)	1,500	Common	No Par
	(No. of Shares)	(Type)	(Par Value)

(Refer to instructions if needed)

532	Last Revised: May 2002

Completing the information in this section is optional

FIFTH: The following are the names and addresses of the individuals who are to serve as initial Directors.

(Name)

(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

(City)	(State)	(Zip Code)

(Name)

(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

(City)	(State)	(Zip Code)

(Name)

(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

(City)	(State)	(Zip Code)

REQUIRED
Must be authenticated (signed) by an authorized representative
	/s/ Robert L. Leatherman	9-13-04
	Authorized Representative	Date
(See Instructions)
Robert L. Leatherman
(Print Name)

	Authorized Representative	Date

(Print Name)

	Authorized Representative	Date

(Print Name)

532	Last Revised: May 2002

Complete the information in this section if box (1) (2) or (3) is checked.

ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being at least a majority of the incorporators of [Company] hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is

Robert L. Leatherman
(Name)
200 Smokerise Drive
(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

Wadsworth	, Ohio	44281
(City)	(Zip Code)

Must be authenticated by an authorized representative	/s/ Robert L. Leatherman	9-13-04
Authorized Representative	Date

Authorized Representative	Date

Authorized Representative	Date

ACCEPTANCE OF APPOINTMENT

The Undersigned,	Robert L. Leatherman	, named herein as the

Statutory agent for,	[Company]
, hereby acknowledges and accepts the appointment of statutory agent for said entity.

Signature:	/s/ Robert L. Leatherman
(Statutory Agent)

532	Last Revised: May 2002